UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 24, 2010 (June 18, 2010)
CHINA INFORMATION SECURITY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34076	98-0575209
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21st Floor, Everbright Bank Building,
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People's Republic of China
(Address of Principal Executive Offices)

(+86) 755 -8370-8333
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.         SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

China Information Security Technology, Inc. (the "Company") held its 2010 Annual Shareholders’ Meeting (the "Annual Meeting") on Friday, June 18, 2010. Proxies for the Annual Meeting were solicited pursuant to the Company's proxy statement filed on April 30, 2010 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934 (the "Proxy Statement").

The Company’s shareholders considered two proposals, each of which is described in the Proxy Statement. A total of 29,236,007 shares were represented in person or by proxy, or 56.42% of the total shares outstanding. The final results of votes with respect to the proposals submitted for shareholder vote at the Annual Meeting are set forth below.

Proposal 1 – Re-Election of Directors

Shareholders re-elected Jiang Huai Lin, Yun Sen Huang, Qiang Lin, Zhiqiang Zhao and Remington Hu as Directors as follows:

Director	For	Against	Abstain
Jiang Huai Lin	29,231,005	0	6,072
Yun Sen Huang	29,231,005	0	6,072
Qiang Lin	29,053,159	0	183,918
Zhiqiang Zhao	29,231,005	0	6,072
Remington Hu	29,230,707	0	6,370

Proposal 2 – Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

Shareholders ratified the appointment of BDO Limited as the Company’s independent public accounting firm for the fiscal year ending December 31, 2010.

For	Against	Abstain
29,232,244	2,362	2,471

There were no broker non-votes for any of the proposals submitted for shareholder vote at the Annual Meeting. The Company’s press release related to the foregoing events is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01         FINANCIAL STATEMENT AND EXHIBITS.

(d)     Exhibits.

Number	Description

99.1	Press Release dated June 23, 2010 entitled "China Information Security Technology, Inc. Announces Results of Annual Shareholders’ Meeting."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INFORMATION SECURITY TECHNOLOGY, INC.

Dated: June 24, 2010	By: /s/ Jiang Huai Lin
Jiang Huai Lin
Chairman and Chief Executive Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release dated June 23, 2010 entitled "China Information Security Technology, Inc. Announces Results of Annual Shareholders’ Meeting."